UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2011

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio	45334-0629
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e):

On August 17, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Thor Industries, Inc. (the “Company”) approved the following awards and compensation for the following executive officers for the Company’s 2012 fiscal year ending July 31, 2012 (the “2012 Fiscal Year”):

Peter B. Orthwein

Mr. Orthwein’s base salary for the Company’s 2012 Fiscal Year was set at $750,000, which does not represent a change from his current base salary. In addition, Mr. Orthwein was granted Performance Compensation Awards under the Thor Industries, Inc. 2010 Equity and Incentive Plan (the “2010 Plan”), payable with respect to each fiscal quarter of the Company’s 2012 Fiscal Year in accordance with the 2010 Plan, equal to 0.5% of the Company’s net income before tax for each fiscal quarter during the Company’s 2012 Fiscal Year. The receipt of such awards is contingent on Mr. Orthwein being employed with the Company at the time of payment and certification by the Compensation Committee that the applicable performance goal has been achieved. The amount of such awards is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan.

Christian G. Farman

Mr. Farman’s base salary for the Company’s 2012 Fiscal Year was set at $800,000, which represents an increase from $600,000 for the Company’s 2011 fiscal year. In addition, Mr. Farman is eligible to receive a discretionary bonus on a quarterly basis estimated at $600,000 in the aggregate for the Company’s 2012 Fiscal Year.

Ronald Fenech

Mr. Fenech’s base salary for the Company’s 2012 Fiscal Year was set at $1,000,000, which does not represent a change from his current base salary. In addition, Mr. Fenech was granted Performance Compensation Awards under the 2010 Plan, payable with respect to each fiscal quarter of the Company’s 2012 Fiscal Year in accordance with the 2010 Plan, equal to 4% of the pre-tax profits from operations of the Company’s recreation vehicle segment (excluding any impairment charges or LIFO reserve adjustments) for each fiscal quarter during the Company’s 2012 Fiscal Year. The receipt of such awards is contingent on Mr. Fenech being employed with the Company at the time of payment and certification by the Compensation Committee that the applicable performance goal has been achieved. The amount of such awards is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan, and in the event of losses in any fiscal quarter, it is anticipated that a downward adjustment would be made to the amount of the award for the next fiscal quarter.

Richard E. Riegel, III

Mr. Riegel’s base salary for the Company’s 2012 Fiscal Year was set at $300,000, which does not represent a change from his current base salary. In addition, Mr. Riegel was granted Performance Compensation Awards under the 2010 Plan, payable with respect to each fiscal quarter of the Company’s 2012 Fiscal Year in accordance with the 2010 Plan, equal to 0.3% of the Company’s net income before tax for each fiscal quarter during the Company’s 2012 Fiscal Year. The receipt of such awards is contingent on Mr. Riegel being employed with the Company at the time of payment and certification by the Compensation Committee that the applicable performance goal has been achieved. The amount of such awards is subject to downward adjustment and other limitations in accordance with the terms of the 2010 Plan. Mr. Riegel is also eligible to receive an additional discretionary bonus.

Walter L. Bennett

Mr. Bennett’s base salary for the Company’s 2012 Fiscal Year was set at $400,000, which does not represent a change from his current base salary. In addition, Mr. Bennett is eligible to receive a discretionary bonus on a quarterly basis estimated at $200,000 in the aggregate for the Company’s 2012 Fiscal Year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: August 22, 2011	By:	/s/ George J. Lawrence
	Name:	George J. Lawrence
	Title:	Senior Vice President, General Counsel and Corporate Secretary